Exhibit 99.1

News Release

MMC APPOINTS BRIAN DUPERREAULT AS PRESIDENT AND

CHIEF EXECUTIVE OFFICER

NEW YORK, January 30, 2008 — Marsh & McLennan Companies, Inc. (MMC) today announced the appointment of Brian Duperreault, 60, as President and Chief Executive Officer of MMC, effective immediately.

“Throughout his career, including 10 years as a CEO, Brian Duperreault has proven his ability to produce results and create shareholder value,” said Stephen R. Hardis, Chairman of MMC’s Board of Directors. “We are delighted to welcome him to MMC.”

Mr. Duperreault said: "I am honored to become the CEO of MMC, a company that comprises several of the world’s greatest brands in risk & insurance services and consulting. I look forward to working with the company’s talented executives. This is an institution with unrivaled resources and capabilities. My mission is to capitalize on the strength of MMC’s operating companies to deliver value to clients, employees and shareholders.”

From 1994 to 2004, Mr. Duperreault served as CEO of ACE Limited, the Bermuda-based insurer MMC helped found in 1985. He then served as Chairman of the Board from 2004 to 2007. ACE’s net premiums are currently $12 billion. Under his leadership, ACE grew from a boutique catastrophe insurance specialist into a global multi-line commercial enterprise. He presided over significant organic growth as well as the acquisition of several businesses, including the 1999 acquisition of Cigna’s property and casualty business. During his tenure at ACE, the company’s market capitalization grew from $1.1 billion to approximately $19 billion today.

Prior to ACE, Mr. Duperreault was with American International Group for more than 20 years, holding numerous positions and eventually rising to become Executive Vice President of AIG Foreign General Insurance and Chairman and Chief Executive of AIG’s American International Underwriters (AIU), which comprises all of AIG’s non-U.S. commercial business.

MMC is a global professional services firm providing advice and solutions in the areas of risk, strategy and human capital. It is the parent company of a number of the world’s leading risk experts and specialty consultants, including Marsh, the insurance broker and risk advisor; Guy Carpenter, the risk and reinsurance specialist; Kroll, the risk consulting firm; Mercer, the provider of HR and related financial advice and services; and Oliver Wyman, the management consultancy. With more than 55,000 employees worldwide and annual revenue of $11 billion, MMC provides analysis, advice and transactional capabilities to clients in more than 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, and London stock exchanges. MMC's website address is www.mmc.com.

This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." For example, we may use forward-looking statements when addressing topics such as: future actions by regulators; the outcome of contingencies; changes in senior management; changes in our business strategies and methods of generating revenue; the development and performance of our services and products; market and industry conditions, including competitive and pricing trends; changes in the composition or level of MMC's revenues; our cost structure and the outcome of restructuring and other cost-saving initiatives; share repurchase programs; the expected impact of acquisitions and dispositions; and MMC's cash flow and liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. MMC and its subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Accordingly, MMC cautions readers not to place undue reliance on its forward-looking statements, which speak only as of the dates on which they are made. MMC undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made. Further information concerning MMC and its businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in MMC's filings with the Securities and Exchange Commission, including the "Risk Factors" section of MMC's annual report on Form 10-K for the year ended December 31, 2006.